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                                 EXHIBIT (21)
                                PS GROUP, INC.
                        1995 ANNUAL REPORT ON FORM 10-K

                                  SUBSIDIARIES
                            AS OF FEBRUARY 29, 1996



Name of Corporation                  Jurisdiction of Incorporation
-------------------                  -----------------------------

PS Trading, Inc.                     California
PSG Services, Inc.                   Delaware
PSG Systems, Inc.                    Delaware
Statex Petroleum, Inc.               California